EXHIBIT 99.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Panera Bread Company on Form 10-Q for the period ended April 19, 2003, as filed with the Securities and Exchange Commission, I, Ronald M. Shaich, Chief Executive Officer, and I, Mark E. Hood, Senior Vice President, Finance and Administration, and Acting Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Quarterly Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operation of Panera Bread Company.

/s/ Ronald M. Shaich

Ronald M. Shaich
Dated: May 29, 2003

/s/ Mark E. Hood

Mark E. Hood
Dated: May 29, 2003

A signed original of this written statement required by Section 906 has been provided to Panera Bread Company and will be retained by Panera Bread Company and furnished to the Securities and Exchange Commission or its staff upon request.